Calculation of Filing Fee Tables
S-8
NEXPOINT DIVERSIFIED REAL ESTATE TRUST
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Shares, par value $0.001 per share	Other	1,872,000	$ 5.47	$ 10,239,840.00	0.0001381	$ 1,414.12
Total Offering Amounts:						$ 10,239,840.00		$ 1,414.12
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,414.12
Offering Note
[1]	(1) Fee calculated in accordance with Rule 457(h) of the Securities Act of 1933 (the "Securities Act"). (2) This Registration Statement on Form S-8 (this "Registration Statement") covers 1,872,000 shares of transferable units of beneficial interest, par value $0.001 per share (the "Common Shares") of NexPoint Diversified Real Estate Trust (the "Company") that are reserved for issuance pursuant to the Company's 2026 Long Term Incentive Plan. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional Common Shares of the Company that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction. (3) Estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Company's Common Shares as reported on the New York Stock Exchange on May 28, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources